POWER OF ATTORNEY
(Larry W. Sims)

        I hereby appoint Keith D. Jackson, George H. Cave
and Judith A. Boyle, and each of them, attorney-in-fact
for me, each with full power of substitution, to prepare,
execute and deliver on my behalf reports required to be
filed by me pursuant to Section 16 of the Securities
Exchange Act of 1934, as amended ("Section 16"), and Rule
144 and Rule 145 under the Securities Act of 1933 (singly
or collectively (?Rule 144?)).  Among other things, each
attorney-in-fact is authorized to file original reports
(either electronically or otherwise), signed by me or on
my behalf, on Forms 3, 4 and 5, and Form 144 with the
Securities and Exchange Commission, and to provide any
necessary copies of such signed forms to The NASDAQ Stock
Market and ON Semiconductor Corporation as required by
the rules under Section 16 and Rule 144 as in effect from
time to time.
        This power of attorney is effective from the date
hereof until April 15, 2005, unless earlier revoked or
terminated.

/s/ Larry W. Sims
Larry W. Sims

Dated:        April 19, 2004

G:\SECURITIES\Section 16\POA\2004 POA\Sims 2004 POA.doc